Introduction to Unaudited Pro Forma Combined Financial Statements

On June 5, 2019, the Health Insurance Innovations, Inc. (the “Company” or “HIIQ”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with RxHelpline, LLC (“RXH”), TogetherHealth PAP, LLC (“THP”), TogetherHealth Insurance, LLC (“THI” and, collectively with RXH and THP, “TogetherHealth”), TogetherHealth Soup, L.P. (“Seller”) and certain principals of TogetherHealth, pursuant to which Health Plan Intermediaries Holdings, LLC, a consolidated subsidiary of HIIQ, purchased 100% of the outstanding limited liability company interests of TogetherHealth (the “Interests”). The closing of the transactions contemplated by the Purchase Agreement occurred on June 5, 2019, simultaneous with the signing of the Purchase Agreement.

References to “we,” “our,” or “the Company” refer to HIIQ and its consolidated subsidiaries.

Description of Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined balance sheet as of March 31, 2019 combines our historical balance sheet as of March 31, 2019, as filed with the Securities and Exchange Commission (“SEC”) in our Quarterly Report on Form 10-Q, with TogetherHealth’s unaudited historical combined balance sheet of as of March 31, 2019, giving effect to the acquisition as if it had occurred on January 1, 2018, using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined statements of income for the three months ended March 31, 2019 and 2018 combine our historical consolidated statements of income for the three months ended March 31, 2019 and 2018, as filed with the SEC in our Quarterly Report’s on Form 10-Q, with TogetherHealth’s unaudited historical information for the same periods, giving effect to the acquisition as though it had occurred at the beginning of the period presented, January 1, 2018, using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying footnotes to the unaudited pro forma combined financial statements. The pro forma calculations do not consider $424,000 of costs incurred by us related to the acquisition during the six months ended June 30, 2019.

The unaudited pro forma financial statements do not include the realization of any cost savings from operating efficiencies,

synergies or other restructuring activities which might result from the transaction. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and accompanying notes of TogetherHealth and HIIQ.

The unaudited pro forma financial statements should not be taken as representative of the future consolidated results of operations or financial condition of HIIQ.

Unaudited Pro Forma Combined Balance Sheet

As of March 31, 2019

($ in 000’s, except per share amounts)

	Health Insurance Innovations, Inc. Historical	TogetherHealth Historical		Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$6,483	$3,498				$9,981
Restricted cash	16,481	—				16,481
Accounts receivable, net, prepaid expenses and other current assets	1,727	1,023	(1)			2,750
Advanced commissions, net	30,063	—				30,063
Contract asset, net	166,858	—		1,746	(a)	168,604
Total current assets	221,612	4,521				227,879
Long-term contract asset, net	144,529	—		4,041	(a)	148,570
Property and equipment, net	4,859	21				4,880
Goodwill	41,076	—		54,662	(b)	95,738
Intangible assets, net	3,882	—		12,960	(c)	16,842
Deferred tax assets	26,385	—				26,385
Other assets	793	—				793
Total assets	$443,136	$4,542				$521,087

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$26,643	$1,354				$27,997
Commissions payable, net	102,817	—				102,817
Deferred revenue	227	—				227
Income taxes payable	18,038	—				18,038
Due to member	9,543	—				9,543
Contingent consideration	—	—		2,449	(d)	2,449
Other current liabilities	405	—				405
Total current liabilities	157,673	1,354				161,476
Long-term commissions payable, net	94,894	—				94,894
Long-term contingent consideration	—	—		10,975	(d)	10,975
Revolving line of credit	65,000	—		50,000	(e)	115,000
Due to member	26,210	—				26,210
Other liabilities	135	—				135
Total liabilities	343,912	1,354				408,690
Commitments and contingencies
Stockholders’ equity:
Class A common stock	15	—		1	(f)	16
Class B common stock	2	—				2
Preferred stock	—	—				—
Additional paid-in capital	93,340	—		11,783	(f)	105,123
Treasury stock, at cost	(108,758)	—				(108,758)
Retained earnings	82,135	3,188		(1,799	)(g)(a)	83,524
Total Health Insurance Innovations, Inc. stockholders’ equity	66,734	3,188				79,907
Noncontrolling interests	32,490	—				32,490
Total stockholders’ equity	99,224	3,188				112,397
Total liabilities and stockholders’ equity	$443,136	$4,542				$521,087

Notes to the Adjustments to the Pro Forma Combined Balance Sheet:

(1)	Accounts receivable and other current assets of TogetherHealth are included within accounts receivable, net, prepaid expenses and other current assets on the combined financial statement line item.
(a)	To record the impact of TogetherHealth's adoption of Accounting Standards Codification 606 which would have been required as a public company subsidiary as of the date of the period presented.
(b)	To record the estimated value of acquired goodwill.
(c)	To record the estimated fair value of acquired identifiable intangible assets.
(d)	To record the estimated fair value of contingent consideration.
(e)	To account for the debt required to satisfy acquisition consideration.
(f)	To account for the issuance of HIIQ Class A common stock issued at closing of the acquisition as a component of the acquisition consideration, at fair value.
(g)	To eliminate the equity accounts of TogetherHealth.

Unaudited Pro Forma Combined Statement of Income

For the Three Months Ended March 31, 2019

($ in 000’s, except per share data)

	Health Insurance Innovations, Inc. Historical	TogetherHealth Historical	Pro Forma Adjustments		Pro Forma Combined
Revenues	$87,326	$7,331	$722	(a)(b)	$95,379
Operating expenses:
Third-party commissions	60,671	—	—		60,671
Credit card and ACH fees	1,523	—	—		1,523
Selling, general and administrative	18,659	6,824 (1)	(811	)(b)	24,672
Depreciation and amortization	1,132	—	914	(c)	2,046
Total operating expenses	81,985	6,824	103		88,912
Income from operations	5,341	507	619		6,467

Other expense (income):
Interest expense (income)	345	—	625	(d)	970
Other expense	17	—	—		17
Net income before income taxes	4,979	507	(6)		5,480
Provision for income taxes	2,797	—	(1	)(e)	2,796
Net income	2,182	507	(5)		2,684
Net income attributable to noncontrolling interests	851	—	(1	)(f)	850
Net income attributable to Health Insurance Innovations, Inc.	$1,331	$507	$(4)		$1,834

Per share data:
Net income per share attributable to Health Insurance Innovations, Inc.
Basic	$0.12				$0.15
Diluted	$0.11				$0.14
Weighted average Class A common shares outstanding
Basic	11,388,490	—	630,000	(g)	12,018,490
Diluted	12,472,731	—	630,000	(g)	13,102,731

Notes to the Adjustments to the Pro Forma Combined Income Statement:

(1)	Advertising, customer care and enrollment, and selling, general, and administrative expenses of TogetherHealth are included within the combined selling, general and administrative financial statement line item.
(a)	To account for incremental TogetherHealth revenues of $1.5 million that would be recorded under Accounting Standards Codification 606 had they been acquired by HIIQ in January 2018.
(b)	To reclassify CC&E expenses reported under ASC 605 to a reduction of revenue as would be required under Accounting Standards Codification 606.
(c)	To record amortization expense on acquired intangible assets.
(d)	To account for interest expense that would have been incurred on borrowed funds required for acquisition assuming $50.0 million loan at 5.0% annual interest.
(e)	To record the income tax effect on the pro forma earnings before income taxes.
(f)	To adjust for the effects of the pro forma adjustments described herein on the allocation of net income to noncontrolling interests.
(g)	To account for the issuance of HIIQ Class A common stock issued at closing of the acquisition as a component of the acquisition consideration.

Unaudited Pro Forma Combined Statement of Income

For the Year Ended December 31, 2018

($ in 000’s, except per share data)

	Health Insurance Innovations, Inc. Historical	TogetherHealth Historical		Pro Forma Adjustments		Pro Forma Combined
Revenues	$351,097	$35,991		$2,682	(a)(b)	$389,770
Operating expenses:
Third-party commissions	234,777	—		—		234,777
Credit card and ACH fees	5,909	—		—		5,909
Selling, general and administrative	74,350	28,013	(1)	(1,572	)(b)	100,791
Depreciation and amortization	4,799	—		3,656	(c)	8,455
Total operating expenses	319,835	28,013		2,084		349,932
Income from operations	31,262	7,978		598		39,838

Other expense (income):
Interest expense (income)	25	—		2,500	(d)	2,525
TRA expense	1,471	—		—		1,471
Other expense	130	—		—		130
Net income before income taxes	29,636	7,978		(1,902)		35,712
Provision for income taxes	10,672	—		(456	)(e)	10,216
Net income	18,964	7,978		(1,446)		25,496
Net income attributable to noncontrolling interests	5,970	—		(383	)(f)	5,587
Net income attributable to Health Insurance Innovations, Inc.	$12,994	$7,978		$(1,063)		$19,909

Per share data:
Net income per share attributable to Health Insurance Innovations, Inc.
Basic	$1.07					$1.55
Diluted	$0.97					$1.42
Weighted average Class A common shares outstanding
Basic	12,200,654	—		630,000	(g)	12,830,654
Diluted	13,376,265	—		630,000	(g)	14,006,265

Notes to the Adjustments to the Pro Forma Combined Income Statement:

(1)	Advertising, customer care and enrollment, and selling, general, and administrative expenses of TogetherHealth are included within the combined selling, general and administrative financial statement line item.
(a)	To account for incremental TogetherHealth revenues of $268,000 that would be recorded under Accounting Standards Codification 606 had they been acquired by HIIQ in January 2018.
(b)	To reclassify CC&E expenses reported under ASC 605 to a reduction of revenue as would be required under Accounting Standards Codification 606.
(c)	To record amortization expense on acquired intangible assets.
(d)	To account for interest expense that would have been incurred on borrowed funds required for acquisition assuming $50.0 million loan at 5.0% annual interest.
(e)	To record the income tax effect on the pro forma earnings before income taxes.
(f)	To adjust for the effects of the pro forma adjustments described herein on the allocation of net income to noncontrolling interests.
(g)	To account for the issuance of HIIQ Class A common stock issued at closing of the acquisition as a component of the acquisition consideration.